Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX PHARMACEUTICALS REPORTS

SECOND QUARTER AND SIX MONTH 2013 FINANCIAL RESULTS

CAMBRIDGE, Mass., August 7, 2013 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the second quarter ended June 30, 2013.

HCV Pipeline and Business Review

Samatasvir (IDX719), NS5A Inhibitor Program

•

In May 2013, Idenix initiated the phase II HELIX-1 12-week clinical trial evaluating an all-oral, direct-acting antiviral (DAA) HCV combination regimen of samatasvir (IDX719), Idenix’s once-daily pan-genotypic NS5A inhibitor, and simeprevir (TMC435), a once-daily protease inhibitor jointly developed by Janssen R&D Ireland and Medivir AB. Treatment-naïve, non-cirrhotic, genotype 1b or 4 HCV-infected patients are enrolled in one of three treatment groups receiving 50, 100, or 150 mg samatasvir once-daily for 12 weeks in combination with simeprevir plus ribavirin.

•

The first cohort of patients (n=29) has completed enrollment. The Data Safety Monitoring Board has reviewed all data relating to this cohort up to 28 days of treatment and recommended that the study continue enrollment, which is now underway.

•	The treatment regimen has been well tolerated and there have been no treatment-related serious adverse events in the clinical trial to date.

•	Rates of sustained virologic response measured four weeks after the end of treatment (SVR4) will be available for the first cohort of patients in the fourth quarter of 2013.

•

A second trial (HELIX-2) of samatasvir, simeprevir and TMC647055, a once-daily non-nucleoside polymerase inhibitor boosted with low-dose ritonavir being developed by Janssen, is expected to begin enrolling genotype 1 or 4 treatment-naïve HCV-infected patients in the third quarter of 2013.

Nucleotide Inhibitor Program

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In June 2013, Idenix announced a request from the United States Food and Drug Administration (FDA) for additional preclinical safety information for IDX20963, Idenix’s lead uridine nucleotide prodrug candidate. Pending potential resolution of this request, the initiation of clinical testing of IDX20963 in the U.S. is on hold. Idenix has supplemental preclinical work ongoing and is compiling data to respond to the FDA’s communication. The Company is simultaneously pursuing a clinical development strategy for IDX20963 outside the U.S.

•	Additionally, Idenix plans to file a regulatory submission to initiate clinical trials for a second uridine nucleotide prodrug inhibitor in the second half of 2013.

“In the second quarter, we saw significant progress of our lead HCV development program, samatasvir, and continue to be on track to report data from the first patient cohort in the fourth quarter of this year,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “We remain committed to our HCV nucleotide franchise, and we are actively pursuing additional paths forward with the ultimate goal remaining the evaluation of an all-oral internally developed pan-genotypic combination regimen including samatasvir and a nucleotide inhibitor.”

Second Quarter and Six Months Ended 2013 Financial Results

For the second quarter ended June 30, 2013, Idenix reported total revenues of $0.1 million, compared to total revenues of $1.4 million in the second quarter of 2012. The Company reported a net loss of $28.9 million, or $0.22 per basic and diluted share, for the second quarter ended June 30, 2013, compared to a net loss of $25.4 million, or $0.23 per basic and diluted share for the second quarter ended June 30, 2012.

For the six months ended June 30, 2013, Idenix reported total revenues of $1.0 million, compared to total revenues of $37.1 million for the six months ended June 30, 2012. The Company reported a net loss of $59.7 million, or $0.45 per basic and diluted share, for the six months ended June 30, 2013, compared to a net loss of $13.9 million, or $0.13 per basic and diluted share for the six months ended June 30, 2012. The change in net loss was mainly due to additional revenue as a result of the recognition of $36.1 million of deferred revenue in the first quarter of 2012 related to the termination of the license agreement with ViiV Healthcare Company. Additionally, there were increases of $4.7 million in research and development expenses and $6.1 million in general and administrative expenses mainly due to patent interference and litigation costs.

2013 Financial Guidance

At June 30, 2013, Idenix’s cash and cash equivalents totaled $177.6 million. The Company continues to expect that its current cash and cash equivalents will be sufficient to sustain its operations into at least the second half of 2014. This guidance assumes no milestone payments or license fees, no reimbursement for development programs and no financing activities.

CONFERENCE CALL AND WEBCAST INFORMATION

Idenix management will host a conference call at 8:00 a.m. ET today. To access the call, please dial (877) 640-9809 (U.S./Canada) or (914) 495-8528 (International) and enter passcode 20505896. A live webcast will be available through the Investor section of the Idenix website at www.idenix.com under “Events & Presentations”. The archived webcast will be available for two weeks following the call on the Idenix website.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX719 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving IDX719, IDX20963 or our other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s expectations regarding the benefits of the restructuring of its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the quarterly report on Form 10-Q for the quarter ended March 31, 2013, each as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Collaboration revenue – related party	$112	$1,438	$964	$1,015
Other revenue	—	—	—	36,068

Total revenues	112	1,438	964	37,083
Operating expenses (1):
Cost of revenues	368	623	700	1,793
Research and development	19,779	20,542	43,787	39,135
General and administrative	9,141	5,861	16,676	10,635

Total operating expenses	29,288	27,026	61,163	51,563

Loss from operations	(29,176)	(25,588)	(60,199)	(14,480)
Other income, net	257	193	528	536

Loss before income taxes	(28,919)	(25,395)	(59,671)	(13,944)
Income tax expense	—	—	(1)	(1)

Net loss	$(28,919)	$(25,395)	$(59,672)	$(13,945)

Basic and diluted net loss per share:	($0.22)	($0.23)	($0.45)	($0.13)

Shares used in calculation of basic and diluted net loss per share:	133,960	108,372	133,959	108,061

Comprehensive loss:
Net loss	$(28,919)	$(25,395)	$(59,672)	$(13,945)
Changes in other comprehensive income:
Foreign currency translation adjustment	151	(460)	(198)	(252)

Comprehensive loss	$(28,768)	$(25,855)	$(59,870)	$(14,197)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$526	$484	$995	$783
General and administrative	861	703	1,640	1,135

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$177,600	$230,826
Receivables from related party	1,033	1,195
Other current assets	6,332	5,771

Total current assets	184,965	237,792
Property and equipment, net	3,119	3,274
Receivables from related party, net of current portion	5,622	6,210
Other assets	4,248	3,589

Total assets	$197,954	$250,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$20,133	$15,064
Deferred revenue, related party	714	714
Other current liabilities	420	154

Total current liabilities	21,267	15,932
Other long-term obligations	11,723	11,785
Deferred revenue, related party, net of current portion	3,631	3,988

Total liabilities	36,621	31,705
Stockholders’ equity	161,333	219,160

Total liabilities and stockholders’ equity	$197,954	$250,865